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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
             (Exact Name of Registrant as Specified in Its Charter)



              Pennsylvania                              23-2795795
        (State of Incorporation                      (I.R.S. Employer
           or Organization)                         Identification No.)

          651 East Park Drive
        Harrisburg, Pennsylvania                            17111
(Address of Principal Executive Offices)                 (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|



Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered

          None.                                       None.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $0.01 par value per share
                                (Title of Class)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The information required herein is incorporated by reference to the Registrant's definitive Proxy Statement, as supplemented, for the Special Meeting of Class A and Class B Stockholders held on January 9, 1999 (Commission File No. 0-28390).

Item 2.  Exhibits.

         1. Amended and Restated Articles of Incorporation of Pennsylvania Physician Healthcare Plan, Inc. (incorporated by reference to Exhibit C to the Company's definitive Proxy Statement, as supplemented, for the Special Meeting of Class A and Class B Stockholders held on January 9, 1999 (Commission File No. 0-28390)).

         2. Amended and Restated Bylaws of Pennsylvania Physician Healthcare Plan, Inc. dated as of October 3, 1998 (incorporated by reference to Exhibit 2.2 to the Company's Form 10-KSB for the fiscal year ended December 31, 1998 (Commission File No. 0-28390)).

         3.       Form of Certificate of Common Stock.

         4. Plan of Recapitalization, dated October 3, 1998 (incorporated by reference to Exhibit B to the Company's definitive Proxy Statement, as supplemented, for the Special Meeting of Class A and Class B Stockholders held on January 9, 1999 (Commission File No. 0-28390)).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     PENNSYLVANIA PHYSICIAN
                                     HEALTHCARE PLAN, INC.
                                          (Registrant)



           Date: May 10, 1999           By:/s/Richard A. Felice
                                           Richard A. Felice,
                                           President and Chief Executive Officer



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